Exhibit (e)(36)

November 10, 2011

To Adolor Stock Option Holders:

As you know, Adolor Corporation (“Adolor”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cubist Pharmaceuticals, Inc. (“Cubist”) and FRD Acquisition Corporation (“Purchaser”) pursuant to which Purchaser has commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock of Adolor for (i) $4.25 per share (the “Closing Amount”), plus (ii) one nontransferable contingent payment right (“CPR”) per share entitling the holder to receive additional cash payments of up to $4.50 if specified regulatory and/or commercial milestones for ADL5945 are achieved within agreed upon time periods.  Provided that the conditions of the Offer are satisfied, Purchaser will be merged with and into Adolor (the “Merger”).

You are receiving this notice because you are a holder of outstanding options to purchase common stock of Adolor (“Company Options”), which were granted to you under the Adolor Amended and Restated 1994 Equity Compensation Plan and/or the Adolor 2011 Stock-Based Incentive Compensation Plan (formerly known as the 2003 Amended and Restated Stock-Based Incentive Compensation Plan) (together, the “Plans”).

Pursuant to the Merger Agreement, all of your Company Options that are outstanding immediately prior to the acceptance of shares of Common Stock pursuant to the Offer (the “Acceptance Time”) will vest in full at the Acceptance Time to the extent not previously vested.

The purpose of this notice is to inform you of your right to exercise such Company Options after the Acceptance Time and prior to the consummation of the Merger (the “Effective Time”), and to provide you further details regarding the consequences of the Merger on your Company Options.  This notice is not intended to provide any information regarding any other awards outstanding under the Plans or any other plan or agreement.  The following questions and answers are provided for your general information only.

YOU SHOULD SEEK THE ADVICE OF YOUR TAX OR FINANCIAL CONSULTANT IF YOU HAVE SPECIFIC QUESTIONS REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH YOUR COMPANY OPTIONS.

IRS Circular 230 disclosure:

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transaction or matter addressed herein.

TREATMENT OF COMPANY OPTIONS

Question 1:  What will happen if I exercise a Company Option prior to the Effective Time?

Answer:  If you exercise a Company Option prior to the Effective Time, you can sell the shares that you acquire in the open market for their fair market value (if market conditions are such that you are able to do so), tender those shares into the Offer prior to the expiration of the Offer or retain the shares until the Effective Time, when they will be converted into the right to receive (i) the Closing Amount and (ii) one CPR, or any such higher consideration as may be paid in the Offer (together, the “Merger Consideration”).

Question 2:  Can I exercise a Company Option without paying the exercise price out-of-pocket?

Answer:  Yes, you will not have to pay the exercise price out-of-pocket in the following circumstances:

1.              If the Company Option has a per-share exercise price of less than $4.25 and if you complete and submit the attached “Conditional Exercise Form” prior to December 6, 2011.  By signing this form, you agree to assign to Adolor that portion of the Closing Amount equal to the aggregate exercise price of such Company Option and any withholding taxes.  You also irrevocably agree to undertake to have the shares issuable on exercise of such Company Option converted at the Effective Time into the right to receive the Merger Consideration and to instruct the paying agent to deduct the portion of the Closing Amount assigned to Adolor from the Merger Consideration that would otherwise be payable with respect to such shares.  If you elect to exercise a Company Option in this manner, the exercise will become effective, if at all, immediately prior to the Effective Time.

2.              If you have vested Company Options that you would like to exercise and immediately sell the shares acquired upon exercise of a Company Option in the open market, you may do so by a “cashless” exercise.  To choose this option, complete and submit the attached “Non-Conditional Exercise Form.”  If you exercise your Company Options and sell any shares acquired upon exercise of a Company Option in the market, you will not receive any CPRs for the shares sold in the market.

Question 3:  Must I pay the exercise price out-of-pocket if (i) my Company Option has a per-share exercise price greater than or equal to $4.25 or (ii) I want to retain the ability to sell the acquired shares in the market (assuming that market conditions are such that I am able to do so)?

Answer:  In both cases, yes.  You must pay the exercise price out-of-pocket if you exercise a Company Option with an exercise price greater than or equal to $4.25 or if you want to retain the ability to sell shares acquired upon exercise of a Company Option in the open market (assuming that market conditions are such that you are able to do so).  In these cases, you should complete and submit the attached “Non-Conditional Exercise Form.”

Question 4:  What will happen to Company Options I do not exercise prior to the Effective Time?

Answer:  If you do not exercise a Company Option prior to the Effective Time, the Company Option will be cancelled at the Effective Time and, if the per-share exercise price of such Company Option is less than the last reported sale price of a share of Adolor common stock on The Nasdaq Stock Market on the last trading day prior to the Acceptance Time (the “Last Sale Price”), you will receive an amount equal to the product of (i) the excess of the Last Sale Price over the per-share exercise price of such Company Option and (ii) the number of shares subject to such Company Option, less applicable withholding taxes.  In this case, you will not receive CPRs for the shares subject to such Company Option.  If the exercise price of the unexercised Company Option is greater than or equal to the Last Sale Price, such Company Option will be cancelled at the Effective Time without any payment due to you.

Question 5:  How do I exercise a Company Option?

Answer:  To exercise a Company Option, you must select one of the following choices:

1.              If the exercise price of the Company Option is less than $4.25 and you wish to satisfy the exercise price in the manner set forth in Answer 1 to Question 2, you must complete the attached “Conditional Exercise Form” and return it Adolor no later than December 6, 2011.  Do not use the attached Conditional Exercise Form to exercise a Company Option whose exercise price is greater than or equal to $4.25 or to exercise a Company Option on shares you might want to sell in the market.  All exercise forms must be received by Adolor no later than December 6, 2011 or the Company Option will not be exercised.

2.              If you have vested Company Options that you would like to exercise and immediately sell some or all of the shares acquired upon exercise of a Company Option in the open market as set forth in Answer 2 to Question 2, and market conditions are such that you are able to do so, you may do so by a “cashless” exercise.  To choose this option, complete and submit the attached “Non-Conditional Exercise Form.”  If you exercise your Company Options and sell any shares acquired upon exercise of a Company Option in the open market, you will not receive any CPRs for the shares sold in the market.

3.              If you have vested Company Options that you would like to exercise but would like to hold the shares acquired upon exercise of a Company Option, you may do so by completing and submitting the attached “Non-Conditional Exercise Form.”  If you sell those shares in the open market, you will not receive any CPRs for those shares.  If you instead hold these shares and the Merger is completed, you will receive the Merger Consideration for your shares.

If you do not select one of the above choices your Company Options will remain unexercised.  Unexercised Company Options will be treated as set forth in the answer to Question 4.

NO MERGER

Notwithstanding the signing of the Merger Agreement, if the Offer and the Merger are not completed for any reason, your unexercised Company Options (including Company Options for which the exercise was to become effective immediately prior to the Effective Time) will remain Company Options to purchase shares of Adolor common stock and will remain subject to all of the terms and conditions of the applicable Plan and award agreements currently in effect.

QUESTIONS

If you have any questions regarding the foregoing, please contact:

John M. Limongelli, Esq.

Senior Vice President, General Counsel & Secretary

Adolor Corporation

700 Pennsylvania Drive

Exton, PA 19341

Email: jlimongelli@adolor.com

Telephone: (484) 595-1963

THIS COMMUNICATION IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES. CUBIST HAS FILED WITH THE U.S. SECURITIES AND EXCHANG COMMISSION AND MAILED TO ADOLOR STOCKHOLDERS A TENDER OFFER STATEMENT ON SCHEDULE TO AND RELATED EXHIBITS, INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS, AND ADOLOR HAS FILEED WITH THE SEC AND MAILED TO ITS STOCKHOLDERS A TENDER OFFER SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IN CONNECTION WITH THE TRANSACTION. THESE CONTAIN IMPORTANT INFORMATION ABOUT CUBIST, ADOLOR, THE TRANSACTION, AND OTHER RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ EACH OF THESE DOCUMENTS CAREFULLY. INVESTORS AND SECURITY HOLDERS ARE ABLE TO OBTAIN FREE COPIES OF THE TENDER OFFER STATEMENT, THE TENDER OFFER SOLICITATION/RECOMMENDATION STATEMENT, AND OTHER DOCUMENTS FILED WITH THE SEC BY CUBIST AND ADOLOR THROUGH THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. IN ADDITION, INVESTORS AND SECURITY HOLDERS ARE ABLE TO OBTAIN FREE COPIES OF THE TENDER OFFER STATEMENT, THE TENDER OFFER SOLICITATION/RECOMMENDATION STATEMENT, AND THE OTHER DOCUMENTS FILED WITH THE SEC BY CONTACTING THE INVESTOR RELATIONS DEPARTMENTS OF CUBIST AT EILEEN.MCINTYRE@CUBIST.COM OR ADOLOR AT SWEBSTER@ADOLOR.COM.

CONDITIONAL EXERCISE FORM

Reference is hereby made to the Agreement and Plan of Merger (the “Merger Agreement”) among Cubist Pharmaceuticals, Inc., FRD Acquisition Corporation and Adolor Corporation (“Adolor”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

In accordance with Section 2.4(a) of the Merger Agreement, the undersigned hereby conditionally exercises: (please select one by indicating with an “x” and complete)

                                                            all Company Options held by the undersigned with an exercise price of less than $4.25 the following number of Company Options held by the undersigned with exercise prices of less than $4.25:

Grant Date or #	# of Options	Exercise Price

with such exercise to become effective immediately prior to the Effective Time.

The undersigned represents and warrants that he or she has full power and authority to execute and deliver this Conditional Exercise Form and holds good title to such Company Options, free and clear of all liens, claims, charges and encumbrances.  The undersigned will, upon request, execute and deliver any additional documents deemed appropriate or necessary in connection with the exercise and surrender of such Company Options.

The undersigned hereby irrevocably agrees and acknowledges that the shares issuable upon the exercise of such Company Options shall be converted at the Effective Time into the right to receive the Merger Consideration.

The undersigned hereby irrevocably assigns to Adolor the right to a portion of the Closing Amount payable with respect to the shares issuable upon the exercise of such Company Options in an amount equal to the aggregate exercise price of such Company Options.

The undersigned hereby agrees and covenants to instruct the Paying Agent to deduct (i) an amount in cash equal to the aggregate exercise price of such Company Options from the Closing Amount payable with respect to the shares acquired upon the exercise of such Company Options and (ii) such amounts as are required to be deducted or withheld under IRS regulations or any other applicable laws or regulations as reasonably determined by Adolor.

Name of option holder:	Signature:

Date:

NON-CONDITIONAL EXERCISE FORM

Reference is hereby made to the Agreement and Plan of Merger (the “Merger Agreement”) among Cubist Pharmaceuticals, Inc., FRD Acquisition Corporation and Adolor Corporation (“Adolor”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

DECISION TO EXERCISE:

The undersigned hereby unconditionally exercises: (please select one by indicating with an “x” and complete)

                                                            all vested Company Options held by the undersigned as of the date hereof the following number of vested Company Options held by the undersigned:

Grant Date or #	# of Options	Exercise Price

Grand Total:

with such exercise to become effective immediately.

DECISION TO SELL:

The undersigned hereby unconditionally elects to sell the shares issuable upon the exercise of the above listed options in a “cashless exercise and sale.”

Please Circle One:                        YES                        NO

The undersigned represents and warrants that he or she has full power and authority to execute and deliver this Non-Conditional Exercise Form and holds good title to such Company Options, free and clear of all liens, claims, charges and encumbrances.  The undersigned will, upon request, execute and deliver any additional documents deemed appropriate or necessary in connection with the exercise and surrender of such Company Options.

The undersigned hereby irrevocably agrees and acknowledges that with respect to a decision to engage in a cashless exercise and sale” of the Company Options and the shares issuable upon the exercise of such Company Options, the undersigned will not receive at the Effective Time the Merger Consideration.

If the undersigned has elected a “cashless exercise and sale,” the undersigned agrees and covenants to instruct Merrill Lynch to deduct (i) an amount in cash equal to the aggregate exercise price of such Company Options from the Closing Amount payable with respect to the shares acquired upon the exercise of such Company Options and (ii) such amounts as are required to be deducted or withheld pursuant to IRS regulations or any other applicable laws or regulations as reasonably determined by Adolor.

Name of option holder:	Signature:

Date: